Report of Independent Auditors

To the Board of Trustees
and Shareholders
of PIMCO New York Municipal
 Income Fund III


In planning and performing our audit of the financial statements of PIMCO New York Municipal
 Income Fund III the Fund for the period ended
September 30, 2003 we considered its internal
 control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR, not to provide assurance on internal control.

The management of the Fund is
responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
 Generally, controls that are relevant to an audit pertain to the entitys objective of preparing financial statements for
external purposes that are fairly
presented in conformity with generally
accepted accounting principles.  Those
controls include the safeguarding of
assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the
 American Institute of Certified
Public Accountants.
 A material weakness is a condition in
which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation
 to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
 However, we noted no matters involving
 internal control and its operation,
including controls for safeguarding
securities, that we consider to be material weaknesses as defined above as of September 30, 2003.

This report is intended solely for the
 information and use of the Board of Trustees, management and the Securities and Exchange
Commission and is not intended to be and
 should not be used by anyone other than
these specified parties.


PricewaterhouseCoopers LLP
November 20, 2003

2


2